Exhibit 3.2

Amended and Restated Limited Liability Company Agreement

of

Carvana Receivables Depositor LLC

This Amended and Restated Limited Liability Company Agreement of Carvana Receivables Depositor LLC (the “Company”) is made and entered into as of March 29, 2019, by Carvana, LLC, an Arizona limited liability company (“Carvana”), as the sole member (the “Member”), which desires to form the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et. seq., as amended from time to time (the “LLC Act”), and Thomas M. Strauss as the Independent Director subject to the provisions of Section 4.10 (as defined herein).

WHEREAS, the Member formed the Company under the name Carvana Receivables Depositor LLC as a limited liability company under the laws of Delaware by causing a Certificate of Formation, dated as of January 4, 2019, filed in the office of the Secretary of State of the State of Delaware on January 4, 2019, in accordance with the provisions of the LLC Act and since its formation has been governed by the Limited Liability Company Agreement of the Company, effective as of January 4, 2019 (the “Existing LLC Agreement”), entered into by the Member;

WHEREAS, the parties desire to elect Thomas M. Strauss as the initial Independent Director;

WHEREAS, the parties desire to amend and restate the Existing LLC Agreement in its entirety in the manner set forth herein; and

WHEREAS, all conditions under the Existing LLC Agreement to amend and restate the Existing LLC Agreement in the manner set forth herein have been satisfied and the parties hereto are authorized to adopt this Agreement without the consent of any other Person.

NOW, THEREFORE, the Member declares as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

SECTION 1.1    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the LLC Act.

“Affiliate” means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person or group of Persons, shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that a Person shall not be deemed to control another Person solely because he or she is a director of such other Person.

“Agreement” means this Limited Liability Company Agreement of the Company, as amended, supplemented or otherwise modified.

“Bankruptcy” shall have the meaning ascribed to such term in Section 8.5(b).

“Bankruptcy Code” Title 11 of the United States Code, as amended from time to time.

“Board” means the Board of Directors of the Company.

“Business Day” means any date other than a Saturday or a Sunday on which commercial banking institutions are not required or authorized to be closed in New York, New York.

“Carvana” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Certificate of Formation” means the Certificate of Formation of the Company, as amended from time to time.

“Committee” shall have the meaning ascribed to such term in Section 4.1(c).

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Covered Persons” shall have the meaning ascribed to such term in Section 7.1.

“Directors” means the Persons elected to the Board from time to time by the Member, including the Independent Director, in their capacity as directors of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the LLC Act.

“Expense Advancement” shall have the meaning ascribed to such term in Section 7.2.

“Financing Agreements” shall have the meaning ascribed to such term in Section 2.2(a)(vii).

“Holdco” shall have the meaning ascribed to such term in Section 2.2(a)(v).

“Holdco Securities” shall have the meaning ascribed to such term in Section 2.2(a)(v).

“Independent Director” means an individual who (A) at the time of his or her appointment as an Independent Director of the Company is employed by (or is otherwise designated to act as an Independent Director by) a nationally-recognized company that provides professional independent directors or managers for special purpose entities in the ordinary course of its business and (B) is not, and has never been, and will not while serving as an Independent Director be, any of the following:

1.

a member (other than a Special Member), partner, equity holder, manager, director, officer or employee of any equity holder or Affiliate of the Company (other than as an independent director or similar capacity of (x) the Company or an Affiliate of the Company or any special purpose equity holder that is not in the direct chain of ownership of the Company and that is required by a creditor to be a special purpose entity, provided that such Independent Director is employed by a company that in the ordinary course of business provides professional independent directors or independent managers; or (y) the Member);

2.

a creditor of or a Significant Supplier or Significant Advisor (including provider of professional services) to the Company, any special purpose equity holder of the Company, or any of their respective equity holders or Affiliates (other than in his capacity as an employee of a nationally-recognized company that in the ordinary course of business provides professional independent directors to the Company, the Member, or any of their respective equity holders or Affiliates); or an immediate family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider.

A natural person who otherwise satisfies the foregoing definition, other than subparagraph (1) by reason of being the independent director of a “special purpose entity” affiliated with the Company, shall not be disqualified from serving as an Independent Director under subparagraph (1). A natural person who otherwise satisfies the foregoing definition, other than subparagraph (2) by reason of being a creditor solely in his capacity as an independent director of a “special purpose entity” that is an Affiliate of the Company, shall not be disqualified from serving as an Independent Director under subparagraph (2).

“LLC Act” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Material Action” means: (i) to institute proceedings to have the Company be adjudicated bankrupt or insolvent; (ii) to consent to the institution of bankruptcy or insolvency proceedings against the Company; (iii) to file a voluntary bankruptcy petition or other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy; (iv) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (v) to make any assignment for the benefit of creditors of the Company or a substantial part of its property; (vi) to admit in writing the Company’s inability to pay its debts generally as they become due; (vii) to dissolve or liquidate the Company, to the fullest extent permitted by law; (viii) consolidate or merge with or into any other entity or sell, convey or transfer all of its properties and assets or substantially all of its properties or assets; or (ix) to take action in furtherance of any action described in items (i) through (viii) above.

“Member” means Carvana, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company. The term “Member” shall not include the Special Member.

“Obligations” means the Securities and any other indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents or any related document in effect as of any date of determination.

“Officer” means the Persons appointed hereunder or by the Board from time to time in accordance with this Agreement, in their capacity as officers of the Company.

“Person” means a natural person, partnership (whether general or limited), firm, corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof, unincorporated organization or any other entity of whatever nature.

“Proceeding” shall have the meaning ascribed to such term in Section 7.1.

“Rating Agency” means each rating agency which has been requested by Carvana, the Company or a Trust or Holdco to provide a rating of any class or classes of Securities.

“Receivables” shall have the meaning ascribed to such term in Section 2.2(a)(i).

“Securities” means Trust Securities and Holdco Securities.

“Significant Advisor” means a Person who received or would receive fees or similar compensation from Carvana or any of its Subsidiaries in excess of the least of (A) 10% of the consolidated gross revenues which Carvana and its Subsidiaries received for the sale of their products and services during the last fiscal year of Carvana, (B) 10% of the gross revenues of the Person during the last calendar year, if such Person is a self-employed individual and (C) 10% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the Person is a company or firm; provided that director’s fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

“Significant Supplier” means a Person that received from Carvana and any of its Subsidiaries, collectively, in such Person’s last fiscal year, payments from Carvana in excess of 10% of the gross revenue which such Person received during such fiscal year for the sale of its products and services.

“Subsidiary” of a Person means any entity the majority of voting power of which is owned directly or indirectly, through one or more intermediaries, by such Person.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 3.2, a person acting as Independent Director in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transaction Documents” means any Financing Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Trustees” shall have the meaning ascribed to such term in Section 4.9(c).

“Trust Securities” shall have the meaning ascribed to such term in Section 2.2(a)(iv).

“Trusts” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

SECTION 1.2    Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement. References herein to any statute, regulation, certificate or agreement include such statute, regulation, certificate or agreement as the same may from time to time be amended, modified, supplemented or restated, together with any successor statute, regulation, certificate or agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1    Certificates and Qualification. Kevin Hogan, as an authorized person within the meaning of the LLC Act, executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. These actions as an “authorized person” within the meaning of the LLC Act are hereby ratified and confirmed. The Member is hereinafter designated as the “authorized person” for the Company. The Member may qualify the Company, or register the Company under assumed or fictitious name statutes or similar laws, in any other jurisdiction in which the Company transacts or proposes to transact business and where such qualification or registration is required or desirable. The Member or any duly authorized agent of the Company may execute, deliver and file any certificates and other documents and take any and all actions as may be necessary or desirable to obtain such qualification or registration.

SECTION 2.2    Purposes. The nature of the business or the purposes to be conducted or promoted by the Company is to engage in the following activities, all of which are subject to the requirements of Section 4.9:

(a)    (i) to, or to cause its Subsidiaries to, purchase, accept capital contributions of or otherwise acquire from time to time (A) retail installment sale contracts, direct purchase money loans, leases and other sale contracts and installment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto, and any related rights, and (B) any bond, note, other form of indebtedness, certificate or security (whether or not certificated) and other residual and remainder interests secured by any of the foregoing (the property described in clauses (A) and (B) above, collectively, “Receivables”);

(ii)    to, or to cause its Subsidiaries to, acquire Receivables from time to time from the Member, an Affiliate of the Member or any other Person and to, or cause its Subsidiaries to, acquire, own, hold, borrow money against, finance, refinance, service, sell, assign, pledge, invest, lend and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, cash, marketable securities and any proceeds or further rights associated with any of the foregoing;

(iii)    to cause the formation of trust or limited liability companies it has established or will establish (“Trusts”), to transfer any Receivable to any Trust;

(iv)    to purchase, accept, hold or dispose of any series or class of certificates, notes or other securities issued by any Trust (collectively, the “Trust Securities”) and to have such rights and obligations represented by such Trust Securities and, to the extent permitted by Section 4.9, to incur, assume or guaranty any indebtedness;

(v)    to deposit or transfer, or direct the deposit or transfer of, Trust Securities to trusts, limited liability companies, corporations or other entities (collectively, “Holdcos”) and to own membership interests in, or other equity or additional securities issued by, any such Holdco (collectively, such membership interests and other securities being “Holdco Securities”);

(vi)    to hold and enjoy all of the rights and privileges as the owner or otherwise of any Securities;

(vii)    to enter into, execute, deliver and perform its obligations under any trust agreement, servicing agreement, sale agreement, transfer agreement, purchase agreement, indenture, placement agreement, underwriting agreement, credit agreement, security agreement, verification agreement, indemnity agreement, limited liability company agreement, insurance agreement, pooling agreement, lockbox or controlled account agreements or similar agreement related to (a) Receivables or (b) any transaction with any Trust (“Financing Agreements”);

(viii)    to cause any Trust or Holdco to establish any collection account, reserve account, spread account or other credit enhancement for the benefit of any lenders or purchasers against the Receivables or other interests in the Receivables and to loan, transfer or otherwise invest any proceeds from Receivables and any other income as determined by the Board;

(ix)    to cause a Trust or Holdco to purchase financial guaranty insurance policies for the benefit of any lenders or purchasers against the Receivables or other interests in the Receivables;

(x)    to cause a Trust or Holdco to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements, credit swaps, other credit hedges or similar hedging transactions relating to any Receivables or for the benefit of any lender against the Receivables or the purchasers of such other interests in the Receivables;

(xi)    to issue limited liability company interests as provided for herein and any other securities or interests deemed appropriate by the Board;

(xii)    (A) engage one or more agents to act on its behalf in connection with any of the activities or purposes described in this Section 2.2(a) (including the entering into of management, servicing and administration agreements); and (B) to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware or to qualify the Company to do business as a foreign limited liability company in any other state or jurisdiction in which such qualification is required and to obtain and maintain any licenses, permits, approvals or consents necessary to the conduct of its business in any such jurisdiction;

(xiii)    to pay the organizational, start-up and transaction expenses of the Company, any Trust, and any Holdco;

(xiv)    to prepare, execute and file with the Securities and Exchange Commission or any other such similar governmental entity any documents, including registration statements and amendments thereto, offering documents and other documents required to be filed from time to time relating to the Securities, and

(xv)    to engage in any other lawful act or activity as a limited liability company and to exercise any powers permitted to a limited liability company under the LLC Act, in each case, to the extent related or incidental to, or necessary, convenient or advisable for, the accomplishment of the purposes listed in clauses (i) through (xiv) above.

(b)    The Company is hereby authorized to execute, deliver and perform, and the Member, any Director or any Officer on behalf of the Company is hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements, financing statements or certificates contemplated thereby or related thereto, including those documents contemplated by Section 2.2(a)(vii), Section 2.2(a)(ix) and Section 2.2(a)(x), all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement (except as otherwise provided in Section 4.9). The foregoing authorization shall not be deemed a restriction on the powers of the Member, any Director or any Officer to enter into other agreements on behalf of the Company to the extent permitted under clause (a) above.

SECTION 2.3    Principal Office; Registered Agent.

(a)    The principal office of the Company shall be located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281 or such other place as the Member may select from time to time.

(b)    The registered office of the Company and registered agent for service of process will be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The principal business office, registered office and registered agent of the Company may be changed by the Member from time to time in accordance with the then applicable provisions of the LLC Act.

SECTION 2.4    Term. The term of the Company commenced upon the filing of the Certificate of Formation and the Company shall continue in existence until terminated pursuant to Section 8.5.

ARTICLE III

MEMBERS; SPECIAL MEMBERS

SECTION 3.1    Member. The mailing address of the Member is set forth on Schedule I. The Member continues to be admitted to the Company as a member of the Company upon its execution of this Agreement.

SECTION 3.2    Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.2 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.3), each Person acting as an Independent Director pursuant to Section 4.10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 4.10; provided the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, solely in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the LLC Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each Person acting as an Independent Director pursuant to Section 4.10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member pursuant to this Section 3.2, each Person acting as an Independent Director pursuant to Section 4.10 shall not be a member of the Company.

ARTICLE IV

MANAGEMENT

SECTION 4.1    Responsibility; Meetings of the Member; Delegation of Responsibility to a Board of Directors; Delegation of Responsibility to a Committee.

(a)    Subject to Section 4.9 and prior to the issuance of any Obligations, the business and affairs of the Company shall be managed by the Member. If there is a vacancy on the Board, then the Company is required to hold an annual meeting. The Member may act by written consent.

(b)    At the Member’s sole discretion, the Member may delegate the management of the business and affairs of the Company to the Board, consisting of one or more persons selected by the Member or as provided in Section 4.2. Subject to Section 4.9 and upon the issuance of any Obligations, the Member shall delegate management responsibility to the Board until such time as the Member, in its sole discretion, determines otherwise; provided that, until the date that is one year and a day after the payment in full of all Obligations, management of the Company shall at all times be delegated to the Board, which shall include at least one Independent Director to the extent required by Section 4.10; and provided further that all right, power and authority of the Independent Director shall be limited to matters outlined in Section 4.9 and Section 8.2. The initial members of the Board shall consist of those individuals listed on Exhibit A attached hereto.

(c)    The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, consisting of one or more of the Directors of the Company, to be committees of the Board (“Committees”). Subject to Section 4.9, to the extent provided in any resolution of the Board (and to the extent permissible under the laws of the State of Delaware) any such Committee shall have and may exercise all the powers and authority delegated by the Board in the management of the business and affairs of the Company. The members of such Committees may be elected at such time as the Board may determine. Vacancies in any Committee may be filled at such time and in such manner as the Board shall determine. Except to the extent otherwise provided in this Agreement or any resolution of the Board, each Committee may fix its own rules of procedure.

SECTION 4.2    Directors-Election; Resignation; Vacancies. The Member shall elect Directors, each of whom shall hold office for a term commencing on the date of such action by the Member, or such later date as shall be determined by the Board, and ending upon the election and qualification of their successors. Any Director may resign at any time upon written notice to the Chairman of the Board or to the secretary. Subject to Section 4.10, any vacancy occurring in the Board for any reason may be filled by the Member or action of a majority of the remaining Directors, despite that such majority is less than a quorum. Each Director so elected shall hold office until his or her successor is elected and qualified. Subject to Sections 4.9 and 4.10 and notwithstanding the foregoing, the Member may, in its sole and absolute discretion, remove one or more of the Directors at any time, for any reason, with or without cause.

SECTION 4.3    Regular Meetings of the Board. Unless otherwise determined by resolution of the Board, a meeting of the Board for the election of Officers and the transaction of such other business as may come before it shall be held annually, and other regular meetings of the Board shall be held as often as the Board may determine.

SECTION 4.4    Special Meetings of the Board. Special meetings of the Board may be called by the Member, the Chairman of the Board or the president, and shall be called by the secretary at the request in writing of one-third of the Directors then in office. Notice of a special meeting of the Board shall be given at least twenty-four hours before the special meeting.

SECTION 4.5    Quorum; Vote Required for Action. Subject to Section 4.9, at all meetings of the Board, one-third of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the LLC Act, the Certificate of Formation or this Agreement otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 4.6    Organization of the Board. (a) The Board shall annually elect one of its Directors to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may be, but need not be, an Officer of or employed in an executive or any other capacity by the Company.

(b)    The Chairman of the Board shall preside at meetings of the Board and lead the Board in fulfilling its responsibilities as defined in Section 4.1 and, in particular, its responsibilities to oversee the performance of the Company and of the executive management of the Company.

(c)    The Board may also elect one of its Directors as Vice Chairman of the Board who shall have such duties and responsibilities as are provided by this Agreement or may be directed by the Board or the Chairman of the Board.

(d)    In the absence of the Chairman of the Board, the Vice Chairman, or in his or her absence, a Director selected by the Directors present, shall preside at meetings of the Board. The secretary of the Company shall act as secretary of the meetings of the Board, but in his or her absence the presiding Officer may appoint a secretary for the meeting.

SECTION 4.7    Informal Action by Directors. Unless otherwise restricted by the LLC Act, the Certificate of Formation or this Agreement, including Section 4.9, any action required or permitted to be taken at any meeting of the Board, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee; provided that the consent of the Independent Director shall only be required in connection with Sections 4.9 and 8.2.

SECTION 4.8    Telephonic Meetings of the Board Permitted. Directors of the Board or any Committee designated by the Board may participate in a meeting of the Board or such Committee by means of telephone or video conference call or similar communications whereby all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision shall constitute presence by such person at such meeting. The Secretary may attend such meeting by means of telephone or video conference call or similar communications whereby all persons participating in the meeting can hear and respond to each other.

SECTION 4.9    Limitations on the Company’s Activities.

(a)    This Section 4.9 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(b)    The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal Sections 2.2, 3.2, 4.1(b), 4.9, 4.10, 7.1, 7.10, 8.1, 8.2, 8.3, 8.5 or 9.4 of this Agreement (including the defined terms used in such Sections) without the unanimous written consent of the Board (including the Independent Director). Subject to this Section 4.9(b), the Member reserves the right to amend, alter, change or repeal any other provisions contained in this Agreement in accordance with Section 9.4. The Independent Director shall consider the interests of the Company and holders of the Securities in determining whether to vote for or against any such amendment. So long as any Securities are outstanding, the Member shall provide prior written notice of any proposed amendment, alteration or repeal of Sections 2.2, 3.2, 4.1(b), 4.9, 4.10, 7.1, 7.10, 8.1, 8.2, 8.3, 8.5 or 9.4 (i) to each Rating Agency then rating any outstanding Security but only if such rating was initially provided at the request of Carvana, the Company, any Trust or Holdco or an affiliate thereof and, (ii) if required pursuant to the related Financing Agreement, to each trustee (the “Trustees”), administrative agent or other Person acting as an agent to receive notices on behalf of holders of Securities pursuant to the related Financing Agreement. So long as any Securities are outstanding, prior to any such amendment, alteration or repeal of Sections 2.2, 3.2, 4.1(b), 4.9, 4.10, 7.1, 7.10, 8.1, 8.2, 8.3, 8.5 or 9.4, the Company shall have received (i) after providing ten (10) Business Days prior notice of such action to the Rating

Agencies either (x) the written confirmation of each Rating Agency that such action will not result in a downgrade or withdrawal of the current rating on the Obligations or (y) no notice has been received from any Rating Agency that such action will result in a downgrade or withdrawal of the current rating on the Obligations and (ii) the written consent of any holder of Securities to the extent required pursuant to any Financing Agreement. If the applicable Rating Agency consents to the proposed amendment, alteration or repeal, it shall confirm that the amendment, alteration or repeal will not result in a qualification, withdrawal or downgrade of any ratings on outstanding Securities that were assigned at the request of the Company, any Trust or Holdco or an affiliate thereof.

(c)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of each Trustee, administrative agent and other Persons acting as an agent on behalf of any holder of Securities under any Financing Agreement (or any supplements thereto) involving a Trust or of each Holdco, purchaser or lender so designated in any other Financing Agreement, which in either case are then in effect and condition such action on receipt of such consent, nor without the affirmative vote of the Independent Director, do any of the following (unless and to the extent that any such Financing Agreement expressly permits the Company to take such action without the consent of the related Trustee, purchaser or lender):

(i)    engage in any business activity other than those set forth in Section 2.2;

(ii)    incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) indebtedness incurred or guaranteed in connection with the issuance of Securities; (B) indebtedness to Carvana or any Affiliate thereof incurred or guaranteed in connection with the acquisition of Receivables, which indebtedness will provide that for so long as any Securities are outstanding, such indebtedness will only be payable to the extent the Company has available cash to pay such indebtedness; and (C) indebtedness where the Person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the Company in respect to such obligations, and that such obligations shall not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations, in each case for one year after all Securities (other than Securities held by the Company) are paid in full; or

(iii)    consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless: (A) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Company in connection with the indebtedness of the Company and under and in relation to all Financing Agreements and Securities, and has a Certificate of Formation, limited liability company agreement, Certificate of Incorporation or other comparable organizational document containing provisions identical to the provisions of Sections 2.2 and 4.9; and (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any Securities or any indebtedness of the Company or any agreements relating to such indebtedness, or would be caused by such consolidation or merger with respect to the Securities.

(d)    Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, the Officers or any other Person, prior to the date that is one year and one day after the payment in full of all Obligations, none of the Member, the Board, the Officers or any other Person shall be authorized or empowered, nor shall they permit the Company, and the Company shall not, without the prior unanimous written consent of the Board (including the Independent Director), take any Material Action; provided that, prior to the date that is one year and one day after the payment in full of all Obligations, the Board may not vote on, or authorize the taking of, any Material Action, unless, after the initial appointment of the Independent Director, there is at least one Independent Director then serving in such capacity. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the LLC Act. Additionally, prior to the date that is one year and one day after the payment in full of all Obligations, the Board may not vote on, or authorize the taking of, any action to divide the Company as provided in Section 18-217 of the LLC Act.

(e)    The Board shall also cause the Company to:

(i)    maintain its own books of account and records separate from the Member or any other Person;

(ii)    not commingle or pool its accounts, funds, other assets or liabilities with those of the Member or any other Person, except with respect to the temporary commingling of collections and except with respect to the Member’s or its Affiliates’ retention of certain books and records of the Company and except to the extent that the provisions of the Transaction Documents and Financing Agreements permit such commingling;

(iii)    conduct its own business solely in its own name;

(iv)    maintain financial statements separate from the Member or any other subsidiary or Affiliate of the Member or any Person; provided, however, the Company’s assets and financial results may also be included in consolidated financial statements of the Member or another parent entity, so long as (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such entity and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such entity or any other Person and (ii) such assets shall also be listed on the Company’s own separate balance sheet

(v)    pay its own operating expenses and liabilities from its own funds, except that Carvana may pay the organizational expenses of the Company hereunder as well as a portion of expenses incurred by the Company in connection with transactions carried out pursuant to the Transaction Documents and Financing Agreements; provided that the foregoing shall not require the Member to make any additional capital contributions;

(vi)    pay the salaries and expenses of its own employees, consultants, advisors, Officers and Directors and maintain a sufficient number of the same in light of its contemplated business operations;

(vii)    maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified and distinguished from those of the Member or any other Person, including any other Subsidiary or Affiliate of the Member, and pay its own liabilities out of its own funds; provided that the foregoing shall not require the Member to make any additional capital contributions;

(viii)    observe requirements of the LLC Act, the Certificate of Formation and this Agreement;

(ix)    maintain an arm’s length relationship with its Affiliates and the Member, including by not entering into any material arrangement or agreement with the Member or any Affiliate of the Member that is not on arms-length terms;

(x)    except as contemplated by Section 4.9 and provided in Section 2.2(a), not guarantee or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others or acquire equity securities of its Members;

(xi)    except as contemplated by the Transaction Documents and Financing Agreements, not guarantee any debt or obligation of the Member or any Affiliate of the Member, not pledge its assets for the benefit of any other Person or make any loans or advances to any Person;

(xii)    use separate stationery, invoices and checks;

(xiii)    preserve its limited liability company form and hold itself out to the public and all other Persons as a legal entity separate from the Member and all other Persons;

(xiv)    correct any known misunderstanding regarding its separate identity;

(xv)    maintain adequate capital in light of its contemplated business operations; provided that the foregoing shall not require the Member to make any additional capital contributions; and

(xvi)    readily identify and allocate fairly and reasonably any sharing of overhead expenses between the Company and the Member.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

SECTION 4.10    Independent Director. Until the date that is one year and one day after the payment in full of all Obligations, the Member shall cause the Company at all such times to have at least one Independent Director, who will be appointed by the Member. Notwithstanding any other duties otherwise existing at law or in equity, to the fullest extent permitted by law, including Section 18-1101(c) of the LLC Act, the Independent Director shall consider only the interests of the Company, the Member, holders of Securities and holders of the Company’s rated Obligations in acting or otherwise voting on the matters referred to in Sections 4.9(c) and 4.9(d). No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, and (ii) shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Independent Director at any time after the initial appointment of an Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Sections 4.9(b), 4.9(c), 4.9(d) and 8.2 of this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Subsidiary of the Member or of the Company. The Independent Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the LLC Act.

ARTICLE V

BOOKS, RECORDS AND ACCOUNTING

SECTION 5.1    Books and Records. The Company shall maintain complete and accurate books and records of its business and affairs as required by the LLC Act. The Member shall have complete access to all books and records of the Company at the Company’s principal office during normal business hours.

SECTION 5.2    Fiscal Year; Accounting. The Company’s fiscal year shall be the calendar year.

SECTION 5.3    Signatures on Checks and Negotiable Instruments. All checks, drafts, bills of exchange, acceptances, promissory notes, and other negotiable instruments made, accepted, or endorsed by the Company, and all bonds, stocks, and other securities owned or held by the Company, on transfer and delivery for sale or otherwise, shall, as to either execution, endorsement or both, be signed in such manner as the Member, the Board or any Committee thereof, may from time to time direct.

ARTICLE VI

OFFICERS

SECTION 6.1    Elected Officers. The Officers of the Company shall be elected by the Board. There shall be a president and a secretary. The Board may also elect persons to hold such other offices as the Board shall determine, including one or more vice presidents, one or more assistant secretaries, a general counsel and one or more executive vice presidents or group vice presidents. The president shall have the powers, authority and responsibilities provided by this Agreement. The Officers, other than the president, shall each have, in addition to the powers, authority and responsibilities of those Officers otherwise provided herein (if so provided), such powers, authority and responsibilities as the Board or the president may determine. A person may hold any number of offices. Elected Officers shall hold their offices at the pleasure of the Board, or until their earlier resignation. The Officers of the Company are set forth in Exhibit B hereto.

SECTION 6.2    President. The president shall have the general executive responsibility for the conduct of the business and affairs of the Company. Subject to Section 4.9, the president shall exercise such other powers, authority and responsibilities as the Board may determine. In the absence of or during the physical disability of the president, the Board shall designate an Officer who shall have and exercise the powers, authority and responsibilities of the president.

SECTION 6.3    Secretary. The secretary shall keep the minutes of all meetings of the Member and Directors. He shall give all required notices and shall have charge of such books and papers as the Board may require. He shall submit such reports to the Board or as the Board may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

SECTION 6.4    Subordinate Officers. The Board may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant controllers, and such other subordinate officers as the Board may deem advisable. Subject to Section 4.9, such subordinate officers shall have such powers, authority and responsibilities as the Board may from time to time determine. The Board may grant to the president the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the Board, the president and any other Officer to whom such subordinate officer reports. In the interval between annual meetings of the Board, the president shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the Board immediately following any annual meeting of the Member.

SECTION 6.5    Resignation, Removal, Suspension and Vacancies.

(a)    Any officer may resign at any time by giving written notice to the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

(b)    Any Officer elected by the Board may be suspended or removed at any time by the affirmative vote of a majority of the whole Board. Any subordinate officer of the Company appointed by the Board, or the president, may be suspended or removed at any time by a majority vote of a quorum of the Board or by the president or any other Officer to whom such subordinate officer reports.

(c)    The president may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the Board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

(d)    As appropriate, the Board or the president may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1    Right to Indemnification. Subject to the other provisions of this Article VII, the Company shall indemnify and advance expenses to every Special Member, Director (including the Independent Director) and Officer (and to such person’s heirs, executors, administrators or other legal representatives) (collectively, the “Covered Persons”) in the manner, and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of any such Covered Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), in which such Covered Person was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such Covered Person is or was a Special Member, Director or Officer of the Company or is or was serving at the request of the Company as a Special Member, director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized by the Board.

SECTION 7.2    Advancement of Expenses. To the fullest extent permitted by law, the Company shall pay the reasonable expenses of any Covered Person incurred in defending any Proceeding in advance of its final disposition (“Expense Advancement”); provided that the Expense Advancement shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

SECTION 7.3    Claims by Covered Persons. If a claim for indemnification or Expense Advancement by a Covered Person under this Article VII is not paid in full within 90 days after a written claim therefor has been received by the Company, to the fullest extent permitted by law, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, to the fullest extent permitted by law, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or an Expense Advancement under applicable law.

SECTION 7.4    Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

SECTION 7.5    Indemnification of Employees. Subject to the other provisions of this Article VII, the Company may indemnify and advance expenses to every employee who is not a Director or Officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any Proceeding, in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not Officers and Directors shall be made in such manner as is provided by applicable law. The Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized by the Board.

SECTION 7.6    Advancement of Expenses of Employees. To the fullest extent permitted by law, the advancement of expenses of an employee who is not an Officer or Director shall be made by or in the manner determined by the Board.

SECTION 7.7    Non-Exclusivity Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Agreement, action of the Member or disinterested Directors or otherwise.

SECTION 7.8    Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

SECTION 7.9    Insurance. The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate Officer or Officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Directors, Officers and employees under the provisions of this Article VII; and (b) to indemnify or insure Directors, Officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VII.

SECTION 7.10    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Notwithstanding any other provision of this Agreement, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Article VII unless (i) the Company has received funds or has funds on hand which may be used to make such payment and which funds are not required to repay any other Obligations of the Company when due and (ii) such payment is made in accordance with the terms of each Transaction Document or Financing Agreement. To the fullest extent permitted by law, any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or obligation of, the Company.

ARTICLE VIII

BANKRUPTCY; WAIVER OF PARTITION

SECTION 8.1    Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member (solely in its capacity as such) hereby irrevocably waives any right or power that such Member or Special Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or, to the fullest extent permitted by applicable law, to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. Neither the Member nor Special Member shall have any interest in any specific assets of the Company, and neither the Member nor Special Member shall have the status of creditor with respect to any distribution pursuant to this Agreement. The interest of the Member or Special Member in the Company is personal property.

SECTION 8.2    Assignments. The Member, with the unanimous approval of the Board (including the Independent Director) and in accordance with all applicable provisions of each Transaction Document or Financing Agreement, may assign all of its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 8.2, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution. The Member shall provide prior written notice of any proposed assignment (i) to each Rating Agency then rating any Security that remains outstanding but only if such rating was initially provided at the request of Carvana, the Company, any Trust or Holdco, or an affiliate thereof and, (ii) if required pursuant to a Transaction Document or Financing Agreement, to each Trustee, administrative agent, or other Person acting as an agent to receive notices on behalf of holder of any Obligation.

SECTION 8.3    Resignation. Prior to the date which is one year and one day after the date on which all Obligations have been paid in full, the Member may not resign except as expressly permitted under this Agreement or the Financing Agreements. If the Member is permitted to resign pursuant to this Section 8.3, an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

SECTION 8.4    Admission of Additional Members.

(a)    To the extent permitted by the Financing Agreements, one or more additional Members of the Company may be admitted to the Company with the written consent of the Member and upon execution of a counterpart to this Agreement.

(b)    The limited liability company interests in the Company shall not be evidenced by certificates. The limited liability company interests in the Company shall not constitute a “security” (i) within the meaning of, and governed by, (x) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York or (y) Article 8 or other corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (collectively, “Article 8”) or (ii) for any other purpose. The Company may not pursuant to Section 8-103(c) of Article 8 provide that a limited liability company interest in the Company is a security governed by Article 8 without amending this Agreement. Accordingly, the Board and the Member agree that, without amending this Agreement, each will not cause the limited liability company interests in the Company to become evidenced by a “security certificate” within the meaning of Article 8 (including Section 8-102(a)(16) thereof) or take any action that would cause such limited liability company interests to become securities that are dealt in or traded on securities exchanges or in securities markets within the meaning of Article 8 (including Section 8-103(c) thereof).

SECTION 8.5    Dissolution.

(a)    The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the LLC Act; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.2, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.3), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)    Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. “Bankruptcy” means, with respect to any Person, if such Person

(i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clauses (ii), (iii) or (iv), (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

(c)    Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.

(d)    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the LLC Act.

(e)    The Company shall terminate when (i) all of the assets of the Company, after payment or other satisfaction of the Obligations and all other debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the LLC Act.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1    Notice. Any notice required to be given by this Agreement may be given personally, by facsimile, email or in writing by delivery through the United States postal service in a prepaid envelope directed to such address as appears in the records of the Company. Such notice shall be deemed to be given at the time of mailing except as otherwise provided in this Agreement. In addition, except as otherwise required by law or this Agreement, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.

SECTION 9.2    Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Member or Directors need be specified in any written waiver of notice.

SECTION 9.3    Form of Records. Any records maintained by the Company in the regular course of its business, including its books of account and minute books, may be kept on, or be in the form of, electronic or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.4    Amendment of this Agreement. Subject to Section 4.9(b) and the LLC Act, the Member shall have the power to adopt, amend, modify, supplement, alter or repeal this Agreement, in its sole discretion.

SECTION 9.5    Limited Liability. Except as otherwise expressly provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Member, any Officer or any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Officer or Director of the Company.

SECTION 9.6    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member in accordance with the membership interests listed on Schedule I.

SECTION 9.7    Capital Contributions. The Member’s initial contribution to the Company consisted of property of an agreed value as listed on Schedule I. In accordance with Section 3.2, the Special Members shall not be required to make any capital contributions to the Company.

SECTION 9.8    Additional Contributions. Notwithstanding any provision of this Agreement, the Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule I of this Agreement to reflect such contributions. The provisions of this Agreement, including this Section 9.8, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

SECTION 9.9    Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the LLC Act or any other applicable law or any Transaction Document.

SECTION 9.10    Other Business. Notwithstanding any duty otherwise existing at law or equity, the Member, the Special Member or any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others (in the case of the Special Member, other than as prohibited by the definition of Independent Director). The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

SECTION 9.11    Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

SECTION 9.12    Article and Section Headings. The headings in this Agreement are inserted for clarification and identification only, and are in no way intended to describe, interpret, define or limit the scope or intent of any of the provisions of this Agreement.

SECTION 9.13    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

SECTION 9.14    Construction. As noted in Section 4.1, the Member has delegated responsibility for management of the Company to the Board. Subject to Section 4.1(b) and Section 4.9, if at any time, however, the Member decides to disband the Board and resume management of the Company, then all references to “Board” or “Board of Directors” herein will be deemed to be references to the Member, where appropriate.

SECTION 9.15    Effectiveness. Pursuant to Section 18-201(d) of the LLC Act, this Agreement shall be effective as of the date hereof.

IN WITNESS WHEREOF, the Member makes and executes this Agreement as of the date first above written.

Carvana, LLC, Member

By:	/s/Ernest C. Garcia III
Name:	Ernest C. Garcia III
Title:	President

IN WITNESS WHEREOF, the below signed Independent Director makes and executes this Agreement as of March 29, 2019.

INDEPENDENT DIRECTOR/SPECIAL MEMBER

/s/ Thomas Strauss
Name: Thomas Strauss